                                  EXHIBIT 99.1

HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                                                  Standard             Moody's
                                                                  & Poor's           Investors
                                                               Corporation             Service         Fitch, Inc.
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At June 30, 2002
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Household International, Inc.
     Senior debt                                                         A                  A3                   A
     Commercial paper                                                  A-1                 P-2                 F-1
     Preferred stock                                                  BBB+                Baa2                  A-

Household Finance Corporation

     Senior debt                                                         A                  A2                   A
     Senior subordinated debt                                           A-                  A3                  A-
     Commercial paper                                                  A-1                 P-1                 F-1

Household Bank, f.s.b.
     Senior debt                                                         A                  A2                   A
     Subordinated debt                                                  A-                  A3                  A-
     Certificates of deposit

         (long/short-term)                                           A/A-1              A2/P-1              A+/F-1
     Bank notes                                                        A-1                 P-1                 F-1

Household Bank plc

     Senior debt                                                         A                  A2                   A
     Commercial paper                                                  A-1                 P-1                  NR
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

NR - Not rated

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